Exhibit 99.1

RICHMOND MUTUAL BANCORPORATION, INC. ANNOUNCES COMPLETION
OF MERGER WITH THE FARMERS BANCORP, FRANKFORT, INDIANA

RICHMOND, IN, July 1, 2026 /PRNewswire/ -- Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) (‘Richmond’), the holding company of First Bank Midwest (formerly First Bank Richmond), announced today that effective July 1, 2026 it has completed its previously announced merger with The Farmers Bancorp, Frankfort, Indiana (‘Farmers’). As a result of the merger, each share of Farmers common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive 3.40 shares of Richmond common stock. Cash will be paid in lieu of fractional shares. Richmond expects to issue approximately 6,254,357 shares of Richmond common stock to the shareholders of Farmers upon surrender of their outstanding shares.

‘We are pleased to announce the completion of our merger with Farmers and can now officially welcome this talented group of bankers to the Richmond team,’ said Garry D. Kleer, Chairman and Chief Executive Officer of Richmond. He continued, ‘Today marks an important milestone for our organization, bringing together two institutions with strong community banking traditions, complementary markets, and a shared commitment to serving our customers. We look forward to building on the strengths of both organizations, creating additional opportunities for our employees, and delivering long-term value for our shareholders and the communities we serve.’

‘While today marks the successful completion of the merger, our focus is squarely on the future,’ said Christopher D. Cook, President of Richmond and President and Chief Executive Officer of First Bank Midwest. ‘We are committed to ensuring a seamless transition for our customers, supporting our employees as we come together as one team, and building on the strong relationships that have been the foundation of both organizations. By combining our talents and resources, we are creating a community bank that is positioned to serve our markets with greater strength, expertise, and opportunity now and in the future.’

The combined company operates under the name ‘Richmond Mutual Bancorporation, Inc.,’ and continues to trade on the Nasdaq Capital Market under the ticker symbol ‘RMBI.’ All branches of the combined bank will operate under the name ‘First Bank Midwest.’ The administrative headquarters of the combined company is located in Richmond, Indiana, and the administrative headquarters of the combined bank is located in Frankfort, Indiana.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Midwest, a community-oriented financial institution offering traditional financial and trust services within its local communities through its branch locations in  Cambridge City, Centerville, Fishers, Frankfort, Kirklin, Lebanon, Michigantown, Mulberry, Noblesville, Richmond, Rossville, Shelbyville, Sheridan, Tipton and Westfield, Indiana, and its locations in Columbus, Sidney, Piqua and Troy, Ohio.

Cautionary Statement Regarding Forward-Looking Information

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, words or phrases such as ‘may,’ ‘believe,’ ‘will,’ ‘will likely result,’ ‘are expected to,’ ‘will continue,’ ‘is anticipated,’ ‘estimate,’ ‘project,’ ‘plans,’ ‘potential,’ ‘expect,’ ‘intend,’ ‘forecast,’ ‘outlook,’ or similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans and objectives, revenue or earnings projections, or other financial matters. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. For a discussion of factors that could cause actual results to differ materially, please refer to the joint proxy statement/prospectus filed by Richmond Mutual with the Securities and Exchange Commission in connection with proposed merger. Additional factors can be found in Richmond Mutual's Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents Richmond Mutual files with the SEC, all of which are available on the SEC's website at www.sec.gov.

Richmond Mutual undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

For further information:

CONTACTS: Garry D. Kleer, Chairman and Chief Executive Officer, (765) 962-2581; Christopher D. Cook, President, (765) 654-8731; and Bradley M. Glover, SVP/Chief Financial Officer, (765) 962-2581